UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On January 12, 2012, the management of Converted Organics Inc.(the "Company") was notified that its newly appointed independent registered public accounting firm, Grant Thornton LLP ("Grant Thornton") had resigned. The Company had announced in a previous Form 8-K, on December 2, 2011, that the Audit Committee of the Company had approved the engagement of Grant Thornton as the Company's new independent registered public accounting firm as a result of Grant Thornton’s acquisition of CCR LLP on December 1, 2011.

Grant Thornton has not reported on the Company’s consolidated financial statements for any period.

During the period from November 29, 2011 through January 12, 2012, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in their report. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the period from November 29, 2011 through January 12, 2012.

The Company requested Grant Thornton to furnish the Company with a letter addressed to the Commission stating whether Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter, dated January 18, 2012 is attached as Exhibit 16.1 to this Form 8-K.

The Company has begun a search to appoint a new independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

January 18, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President

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Exhibit Index

Exhibit No.	Description

16.1	Grant Thornton letter dated January 18, 2012